Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-176419, 333-183976, 333-201326, 333-208865, 333-269334 and 333-276325) and Form F-3 (No. 333,239485, 333-229021 and 333-276323) of BioLineRx Ltd. of our report dated March 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 26, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited